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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549




                                    FORM 8-K

                                  CURRENT REPOT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) August 5, 1999.

                         CLEAN DIESEL TECHNOLOGIES, INC.
               (Exact name of Registrant as Specified in Charter)


                                     0-27432
                            (Commission File Number)


           Delaware                                             06-1393453
 (State or Other Jurisdiction                                 (IRS Employer
       Of Incorporation)                                    Identification No.)



                               300 Atlantic Street
                                Stamford CT 06901
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code (203) 327-7050




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Item 5. On August 5, 1999 the Registrant issued the press release attached as
Exhibit A to this Report on Form 8-K relating to an equity financing in the amount of $1.75 million.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                              CLEAN DIESEL TECHNOLOGIES, INC.

Dated: August 6, 1999                         By /s/ C. W. Grinnell
                                                 ------------------
                                                      Secretary


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                                                                   EXHIBIT A



             CLEAN DIESEL TECHNOLOGIES, INC. ARRANGES $1.75 MILLION
                                EQUITY FINANCING



STAMFORD, CT (August 5, 1999) . . .Clean Diesel Technologies, Inc. (EBB:CDTI) announced today that it has received commitments from private European investors for the issuance of a further tranche of Convertible Preferred Stock in order to raise $1.75 million. The financing is expected to close during the month of August, 1999, subject to the completion of documentation.

         CDT President and CEO Jeremy D. Peter-Hoblyn said, "The funds will be used to support the commercialization of the Company's three product groups for diesel engines. These are the ARIS(TM) 2000 NOx reduction technology for which commercial systems have been delivered, the Platinum Plus(R) fuel catalysts for particulate filters and oxidizers and the Platinum Plus fuel catalysts for premium diesel fuel, reflecting economy improvement and emissions reduction.

         "As previously announced, the Company is in discussion with potential partners for the licensing of its ARIS 2000 technology both for stationary and mobile diesel engines," he said.

         Clean Diesel Technologies, Inc. is a development-stage company supplying advanced catalytic fuel additives and systems that reduce harmful emissions from internal combustion engines while improving fuel economy in diesel-and gasoline-fueled engines and nitrogen oxide (NOx) reduction systems and chemicals for control of NOx emissions from diesel engines. Platinum Plus(R) is a registered trademark of Clean diesel Technologies, Inc.

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.